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EXHIBIT 10-AH

                 COMPUTER AND COMMUNICATIONS SYSTEMS AGREEMENT
                 ---------------------------------------------

This Computer And Communications Systems Agreement ("Agreement") is made as of the 12th day of August, 1996 by and between Quality Dining, Inc., an Indiana corporation ("Company"), and Bagel Acquisition Corporation, an Indiana corporation ("Developer").


                                    RECITALS
                                    --------


     WHEREAS, The Company and the Developer have entered into or propose to enter into one or more Franchise Agreements (each a "Franchise Agreement" and, collectively, the "Franchise Agreements"), whereby the Company or a subsidiary of Company shall grant to the Developer the right to operate a Bruegger's Bagel Bakery Restaurant (the "Restaurant").

     WHEREAS, under the Franchise Agreements, Developer is required to operate the Restaurants in compliance with the specifications and standards which Company prescribes from time to time for the Restaurants, including without limitation, Company's specification and standards for computer hardware and software and communications systems; and

     WHEREAS, Company has developed specifications and standards for computer hardware and software and communications systems to be used in the operation of the Restaurants.


     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledge, the parties hereby agree as follows:

1.  DEFINITIONS.
    -----------

     1.1 "COMPUTER SYSTEM" - Those brands, types, makes, and/or models of communications and computer systems or hardware specified or required by Company for use by, between, or among the Restaurants.

     1.2 "SPECIFIED SOFTWARE" - Such software, programming, and services which Company from time to time specifies or requires for use by developers of Restaurants.
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2.  COMPUTER SYSTEMS AND SPECIFIED SOFTWARE.
    ---------------------------------------

     2.1. Developer shall (i) acquire a Computer System for each Restaurant opened and operated under the Franchise Agreements and acquire the right to use the Specified Software; (ii) obtain any and all peripheral equipment and accessories and arrange for any and all support services that may be necessary to enable the Computer System and the Specified Software to operate as intended, and (iii) take all other actions (including but not limited to installation of electrical wiring and cabling, and temperature and humidity controls) that may be necessary to prepare the Restaurant to enable the Computer System and the Specified Software to operate as required; and (iv) commence using the Computer System and the Specified Software in the operation of each Restaurant in the manner required. Developer shall be responsible for all costs associated with the foregoing, including but not limited to transportation; installation; sales, use, excise and similar taxes; and site preparation, and Company shall have no liability to Developer or to any other party in connection with any of the foregoing.

     2.2. Developer acknowledges that Company may, during the term of this Agreement, require Developer to modify, enhance and/or replace all or any part of the Computer System and/or the Specified Software at Developer's expense. Any such modifications, enhancements, and replacements may require Developer to incur costs to purchase, lease and/or license new or modified computer hardware and/or software or other equipment and to obtain different and/or additional service and support services during the term of this Agreement. Developer acknowledges that Company cannot estimate the costs of future enhancements, modifications, and replacements to the Computer system or the Specified Software.

3. INITIAL FEE. For each Restaurant Franchise Agreement executed between Developer and Company, Developer shall pay Company a fee of Ten Thousand Dollars ($10,000.00) for services provided in connection with the initial set-up for each such Restaurant.

4. SOFTWARE SUPPORT SERVICE. During the term of this Agreement and, provided that Developer is in compliance with the terms hereof, Company shall provide to Developer such support services as Company deems reasonably necessary to cause the Computer System to operate in accordance with the standards for the software specified from time to time by Company.

5. SOFTWARE SUPPORT SERVICE FEE. For the software support service provided by Company to Developer during the term of this Agreement, Developer agrees to pay to Company a software support fee (the "Software Support Fee") in the amount of Five Hundred Dollars ($500.00) per accounting period ("Accounting Period"), in accordance with the Company's thirteen four-week account periods, for each Restaurants and office location open and operational during any portion of the applicable Accounting Period.
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The Software Support Fee may be increased by Company from time to time, at its sole option, upon written notice to Developer.

6. MODIFICATION AND ENHANCEMENT. From time to time during the term of this Agreement, Developer may request assistance from Company regarding use of the Computer System or Specified Software or may request that Company provide additional software for Developer's use. Developer agrees to pay Company for any out of pocket expenses incurred by Company as a result of Developers use of Company's MIS support services or proprietary software.

7. TERM. The term of this Agreement shall be for a period of time commencing on the effective date and continuing so long as any of the Franchise Agreements remain in effect.

8. ASSIGNMENT. This Agreement and the rights and obligations arising hereunder may not be assigned by Developer except in conjunction with an assignment of the Franchise Agreement made in compliance with the terms of the Franchise Agreement. This Agreement is fully assignable by Company and shall inure to the benefit of any assignee or other successor to the interests of Company therein.

9.  MISCELLANEOUS.
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     9.1    In performing the Services set forth in this Agreement, the Company will have neither express or implied power to execute agreements on behalf of the Developer or in any manner bind the Developer as to any matter not within the scope of this Agreement.

     9.2 All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested and postage prepaid. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by overnight express courier or facsimile transmission shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail delivery service shall be deemed to have been duly given three business days after it is sent to the intended recipient at the address set forth above.

     9.3 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.
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     9.4    A failure of any party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any rights, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party or parties in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall be unaffected thereby and shall remain binding and in full force and effect. 9.5 This Agreement may be amended or modified only by a written instrum ent signed by each of the parties hereto.

     9.5 This Agreement may be amended or modified only by written instrument signed by each of the parties hereto.

     9.6 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written with respect thereto.

     9.7 Nothing contained in this Agreement is intended, nor shall it be construed, to create any rights in any person not a party to this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY:                               DEVELOPER:

Quality Dining, Inc.                   Bagel Acquisition Corporation

By: /s/ Michael G. Sosinski            By: /s/ Daniel B. Fitzpatrick
   -----------------------------         -------------------------------
Name: Michael G. Sosinski              Name: Daniel B. Fitzpatrick
Title: Chief Financial Officer         Title: President